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                                                                    EXHIBIT 10.1

                    AMENDED AND RESTATED RETENTION AGREEMENT


     This Amended and Restated Retention Agreement is entered into on ___________, 1999, between STANDARD INSURANCE COMPANY, an Oregon corporation, with its principal place of business located at Portland, Oregon, referred to as the Company, and (Employee) (Address), Oregon, referred to as the Employee.
This agreement amends and restates the Retention Agreement dated April __, 1998 between the Company and the Employee.

     Recitals:

     A. The Company is evaluating the possibility of demutualizing and restructuring itself as a publicly held stock holding company. Becoming a public company could lead to the possible acquisition of the Company's securities by another company or companies, the possible merger of the Company with or into another company or companies, a purchase of its assets or some other form of change of control of the Company.

     B. The Company intends to ask certain key management employees such as Employee to undertake new responsibilities in connection with the development of a possible plan of demutualization and new business strategies for a demutualized insurance company business, including but not limited to a new business plan and a new organization plan.

     C. It is in the best interests of the Company and its policyholders that employees selected to perform these new responsibilities remain committed to these important new tasks throughout the anticipated demutualization process and resulting implementation of the newly adopted organization and business plans, all while continuing to perform the responsibilities of their present positions.

     D. To achieve these objectives, the Company and the Employee desire to enter into an agreement providing the Employee with certain benefits for undertaking the new responsibilities under the conditions provided in this Agreement.

AGREEMENT:

     Therefore, and in consideration of the recitals and the mutual covenants and agreements set forth below, and intending to be legally bound by this agreement, the parties agree as follows:

     1. Term of Agreement. The Agreement shall continue in full force and effect from the date stated above until December 31, 2000 (the "Bonus Maturity Date").

     2. Duties. The Employee shall cooperate with Company and work in good faith to perform such duties and discharge such responsibilities on a full-time basis as may be reasonably assigned to the Employee from time to time by the Company.

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     3.  Bonus Compensation Formula.


     A. For purposes of this Agreement, the Employee's base salary shall be the Employee's annual rate of pay in effect January 1, 1998, excluding any compensation from Company incentive plans, other bonuses, or employee benefit plans ("Base Salary"). Employee's Base Salary is set forth in Exhibit "A".


     B. As part of this Agreement, Company has assigned Employee the participation factor set forth in Exhibit "A" (the "Participation Factor").

     C. At the end of each calendar quarter beginning March 31, 1998, Company shall determine the rate of return on equity which the Company has achieved over the immediately previous calendar quarter ("Return on Equity"). The Return on Equity for each calendar quarter shall then be converted into a Return on Equity Factor ("ROE Factor") as determined by the ROE Factor Chart in Exhibit "B".

     D. In the event that the Company becomes a publicly held stock company or part of a publicly held insurance holding company during the term of this Agreement, the Company shall determine the percentage change in the closing price of the publicly held stock from the last business day of the full calendar quarter immediately after the first calendar quarter in which a market price for the stock of the publicly held company is first established, through the close of business on the Maturity Date (the "Stock Price Factor").

     E. On the Bonus Maturity Date, Company shall calculate the average ROE Factor for all of the calendar quarters commencing January 1, 1998 through the calendar quarter immediately after the first calendar quarter in which a market price for the stock of the publicly held company is first established (the "Average ROE Factor").

     F. If Employee remains continuously in the employ of Company until the Bonus Maturity Date, the bonus compensation payable to Employee ("Bonus Compensation") shall be determined by (i) multiplying Employee's Base Salary by the Employee's Participation Factor; (ii) multiplying the amount thus determined by the Average ROE Factor; and (iii) multiplying the amount thus determined by the Stock Price Factor. If a Stock Price Factor is not established by the Bonus Maturity Date, Bonus Compensation shall be determined without consideration of the Stock Price Factor. An example of the Bonus Compensation formula is set forth in Exhibit "B".

     G. The resulting Bonus Compensation shall immediately vest and be payable to Employee on or before April 1, 2001. At the option of Company, up to sixty percent (60%) of the amount which vests on the Bonus Maturity Date may be paid in voting stock of the Company or of any insurance holding company of which the Company may become a part. For purposes of this Agreement, such stock shall be valued at the closing price for the stock as of the Bonus Maturity Date. At least forty percent (40%) of the amounts which vests on the

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Bonus Maturity Date shall be paid in cash.

     H. The Board of Directors of the Company shall retain the right, in its sole discretion, to adjust any Bonus Compensation, up or down, by up to fifty percent (50%) to recognize positive or negative events deemed to be beyond the normal control of management which may affect an Employee's Bonus Compensation.

     I. The Employee shall have no right to receive payment of any Bonus Compensation unless the Employee remains in the employment of the Company at all times from the date of this agreement through the Bonus Maturity Date. Notwithstanding the foregoing, in the event of Employee's death or total disability during the term of this Agreement or termination of Employee's employment within 24 months following a Change of Control (as defined in the Change of Control Agreement dated April __, 1998 between the Company and Employee, as amended) which termination entitles Employee to the benefits provided in Section 5 of the Change of Control Agreement), Company shall calculate a prorated Bonus Compensation based upon the full calendar quarters accrued prior to the calendar quarter in which the Employee's death, total disability or termination of employment occurs. "Total Disability" means complete and permanent inability by reason of illness or accident to perform the duties of the occupation at which Employee was employed by Company when such disability commenced.

     J. Notwithstanding anything herein to the contrary, if the Chairman, President and Chief Executive Officer of the Company, in his sole discretion, concludes that the Employee has failed to fulfill the Employee's assigned duties in a satisfactory manner, the Chairman, President and Chief Executive Officer may terminate this Agreement in whole or in part.

     4. General Restriction on Stock. If the Company elects to award any portion of the Bonus Compensation in the form of stock, Employee shall represent and warrant to and agree with the Company to take such shares for investment only and not for purposes of sale and to also take for investment only and not for purposes of sale of any rights, warrants, shares, or securities which may be issued to Employee on account of ownership of such shares and that Employee will not sell or transfer any shares received as Bonus Compensation or any rights, shares, or securities issued on account of the shares received without first having obtained an opinion of counsel for the Company that such shares, rights, warrants, or other securities may be disposed of without registration or other action under the Securities Act of 1933.

     5. Legal Fees and Expenses. If the Employee asserts any claim in any contest (whether initiated by the Employee or by the Company) as to the validity, enforceability or interpretation of any provision of this agreement, the Company shall pay the Employee's legal expenses (or cause such expenses to be paid) including, without limitation, his reasonable attorney's fees, on a quarterly basis, upon presentation of proof of such expenses, PROVIDED THAT the Employee shall reimburse the Company for such amounts, plus simple interest

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thereon at the 90-day United States Treasury Bill rate as in effect from time to time, compounded annually, if the Employee shall not prevail, in whole or in part, as to any material issue as to the validity, enforceability or interpretation of any provision of this Agreement.


     6.  Successors.


     A. This agreement is personal to the Employee and without the prior written consent of the Company, shall not be assignable by the Employee otherwise than by will or the laws of descent and distribution. This agreement shall inure to the benefit of and be enforceable by the Employee's legal representatives.


     B. This agreement shall inure to the benefit of and be binding upon the Company and its successors. The Company shall require any successor to all or substantially all of the business and/or assets of the Company, whether direct or indirect, by purchase, merger, consolidation, acquisition of stock, or otherwise, by an agreement in form and substance satisfactory to the Employee, expressly to assume and agree to perform this agreement in the same manner and to the same extent as the Company would be required to perform if no such succession had taken place.

     7.  Miscellaneous.

     A. Applicable Law. This agreement shall be governed by and construed and conferred in accordance with the laws of the State of Oregon applied without reference to principles of conflict of laws.

     B. No Right to Employment. Neither this agreement nor rights and interests hereby created shall be construed as giving Employee any right to be retained by Company as an employee; and the Company, acting through its Chairman, President and Chief Executive Officer, may terminate Employee at any time and without cause.

     C. Employee Termination. Except for termination due to Employee's death or Total Disability, the provisions of this agreement shall not apply if the Employee is terminated for any cause, including but not limited to:

          (i)    dishonesty;
          (ii)   the conviction of a felony;
          (iii) gross misconduct which results or is intended to result in material damage to the Company's business or reputation;
          (iv) a breach of this Agreement, including any voluntary termination of this Agreement by the Employee; or
          (v) discretionary decision of Chairman, President and Chief Executive Officer.

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          D.  Arbitration.  Any dispute or controversy arising under or in connection with this agreement shall be resolved by binding arbitration. The arbitration shall be held at a site selected by the arbitrators and except to the extent inconsistent with this agreement, shall be conducted in accordance with the Expedited Employment Arbitration Rules of the American Arbitration Association then in effect at the time of the arbitration, and otherwise in accordance with principles which would be applied by a court of law or equity. The arbitrator shall be acceptable to both the Company and the Employee. If the parties cannot agree on an acceptable arbitrator, the dispute shall be heard by a panel of three arbitrators, one appointed by each of the parties and the third appointed by the other two arbitrators.

          E. Amendments. During the term of this agreement, it may only be amended or modified by agreement of the Board of Directors and the Employee.

          F. Prior Rights. No prior rights granted the Employee under any of the Company's employee benefit plans or other compensation arrangements shall be altered, extinguished or affected by this agreement.

          G. Entire Agreement. This agreement shall constitute the entire agreement between the parties hereto with respect to the matters referred to herein. There are no promises, representations, inducements or statements between the parties other than those that are expressly contained herein. In the event any provision of this agreement is invalid or unenforceable, the validity and enforceability of the remaining provisions hereof shall not be affected. The Employee acknowledges that he is entering into this agreement of his own free will and accord, and with no duress, that he has read this agreement and that he understands it and its legal consequences.

                    In witness whereof, the parties have executed this agreement
                                       -----------------------------------------
at Portland, Oregon the day and year first above written.
---------------------------------------------------------

                    COMPANY                     EMPLOYEE

STANDARD INSURANCE COMPANY,
an Oregon corporation                           _________________________


By:_________________________________
  Its Chairman, President and
  Chief Executive Officer

ATTEST:
By:_________________________________
  Its Corporate Secretary

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                                  EXHIBIT "B"



                                ROE FACTOR CHART



                                        --------------------------------------
                                        Average of Quarterly
                                        Return on Equity             Factor
                                        --------------------------------------
                                         4.0% and Below              .0

                                         5.0                         .4

                                         6.0                         .7

                                         7.0                         .9

                                         8.0                        1.0

                                         9.0                        1.1

                                        10.0                        1.3

                                        11.0                        1.5

                                        12.0                        1.7

                                        13.0                        1.9

                                        14.0 and Above              2.0
                                        --------------------------------------

BONUS COMPENSATION FORMULA:
--------------------------


    (1998 Base Salary)(Participation Factor)(Average ROE Factor)(Stock Price
                          Factor)= BONUS COMPENSATION


CALCULATION EXAMPLE
-------------------


                     ($200,000)(.5)(.9)($22/$20) = $99,000


Where:   - $200,000 is the 1998 base pay
         - .5 is the participation factor
         - Hypothetical quarterly returns on equity are, as shown below, producing an average ROE of 7% and a .9 factor from the table
         - Hypothetical demutualization date occurs in sixth calendar quarter

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                                     -----------------------------------------
                                            Period             Hypothetical
                                                                  ROE
                                     -----------------------------------------
                                     1998 Quarter 1           9%

                                     1998 Quarter 2           5

                                     1998 Quarter 3           6

                                     1998 Quarter 4          10

                                     1999 Quarter 1           7

                                     1999 Quarter 2           7

                                     1999 Quarter 3           5


                                           Total             49%


                                     Average Over 7           7%
                                     Quarters
                                     Factor from Table       .9
                                     -----------------------------------------
          - Hypothetical stock price is $22.00 as of 12/31/00 and $20.00 as of 9/30/99 (end of calendar quarter which starts after the demutualization date)


Payout would occur as $39,600 in cash and 2,700 shares of stock ($59,400/22) at the current price assuming the Company elects to pay out up to 60% in stock.

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